Exhibit 5.1

February 8, 2023

Rubicon Technologies, Inc.
100 West Main Street Suite #610
Lexington, KY 40507

Re:	Rubicon Technologies, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Rubicon Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to registration of an aggregate of 44,884,579 shares of Class A Common Stock of the Company (the “Shares”) including (i) up to 31,810,075 Shares that the Company may, at its discretion, elect to issue and sell to YA II PN, Ltd. (the “Yorkville Investor”), from time to time after the date of the prospectus that forms a part of the Registration Statement, pursuant to the Standby Equity Purchase Agreement, dated as of August 31, 2022, entered into by and between the Company and the Yorkville Investor (the “SEPA”), (ii) 200,000 Shares issued to the Yorkville Investor as consideration for its irrevocable commitment to purchase Shares at the Company’s direction, from time to time after the date of the prospectus that forms a part of the Registration Statement, upon the terms and subject to the conditions set forth in the SEPA, (iii) up to 5,629,245 Shares issuable by the Company to various investors (the “First Closing Insider Investors”) if they fully convert their convertible debentures issued pursuant to the Securities Purchase Agreement, dated as of December 16, 2022 (the “First Closing Insider SPA”), by and between the Company and the First Closing Insider Investors, (iv) up to 3,367,509 Shares issuable by the Company to various investors (the “Second Closing Insider Investors”) if they fully convert their convertible debentures pursuant to the Securities Purchase Agreement, dated as of February 1, 2023, by and between the Company and the Second Closing Insider Investors, and (v) 3,877,750 Shares issued to Jefferies LLC (“Jefferies”), as consideration for the post-closing deferred cash obligation, pursuant to the Underwriting Agreement, dated as of October 14, 2021 (as further amended on August 15, 2022) by and between the Company and Jefferies.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

February 8, 2023 Page 2

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

Winston & Strawn LLP